Amendment No. 2
to
Shareholders Agreement dated January 10, 2013, as amended by Amendment No. 1 dated July 31, 2013 regarding Nordic Bulk Holding Company Ltd., Bermuda
between and among
ST Shipping and Transport Pte. Ltd.
Bulk Fleet Bermuda Holding Company Limited
and
ASO 2020 Maritime Nordic Bulk Holding Ltd., as assignee and successor in interest to
ASO 2020 Maritime, S.A.

As of December 15, 2015
This Amendment No. 2 to Shareholders Agreement dated January 10, 2013 (the "Agreement") is made as of December 15, 2015, by and between:

(1)	ST Shipping and Transport Pte. Ltd. of 1 Temasek Avenue, #34-01 Millenia Tower, Singapore 039192 ("STST");

(2)	Bulk Fleet Bermuda Holding Company Limited of Third Floor, Par La Ville Place, 14 Par La Ville Road, Hamilton, HM08, Bermuda ("BFB"); and

(3)
ASO 2020 Maritime Nordic Bulk Holding Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as assignee and successor in interest to ASO 2020 Maritime S.A. ("ASO 2020").

WHEREAS:
a.STST, BFB and ASO 2020 (collectively the “Shareholders”) are shareholders of Nordic Bulk Holding Company Ltd. (the “Company”);
b.The Shareholders are party to, inter alia, that certain Shareholders Agreement dated January 10, 2013, as amended by Amendment No. 1 dated July 31, 2013, entered into between, among others, the Shareholders (the “Shareholders Agreement”);
c.The Shareholders desire to amend the Shareholders Agreement to conform to certain agreed changes;
d.In accordance with, inter alia, the Shareholders Agreement, each of the Shareholders has made available certain loans to the Company on or about the following dates and in the stated amounts (the “Shareholder Loans”):
•January 10, 2013     US$ 12,683,333.33
•March 18, 2013     US$ 2,173,333.33
•June 18, 2013         US$ 2,173,333.33
•May 28, 2014     US$ 1,187,500.00
•August 6, 2014     US$ 1,187,500.00
•October 3, 2014          US$     754,167.00
•October 30, 2014    US$ 1,086,667.00
•December 15, 2014    US$ 1,254,167.00
•January 8, 2015    US$ 1,253,334.00
•September 8, 2015    US$ 1,086,667.00
•November 12, 2015 US$ 1,086,667.00
e.The Shareholders desire to convert the Shareholder Loans into ordinary shares of the Company by discharging all of the Company’s obligations pursuant to the Shareholder Loans through the issuance of additional ordinary shares of the Company at par value, with the number of additional shares equal to the outstanding principal of such Shareholder Loans (the “Equity Conversion”). Following the Equity Conversion the Shareholders’ Loans shall be terminated;
f.The Shareholders further desire to amend the Shareholders Agreement with respect to the foregoing.
NOW, THEREFORE, in exchange for the mutual premises and consideration set forth herein, the sufficiency and receipt of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.
All references in the Shareholders Agreement to “Glencore International plc”, “Glencore Xstrata plc” and “Glencore Xstrata International plc” are deleted and replaced with “Glencore plc” due to a change of name.

2.	The Company shall cause the increase of its authorised shares by 90.000.000 ordinary shares of par value of one (1) US Dollar each.
The Company will issue to each shareholder (i.e. STST, BFB and ASO 2020) 25,926,669 shares issued at par value for one (1) US ($) each for a total consideration of $25,926,669 for each of the above named Shareholder. The balance of the authorised shares (i.e. 12,219,993 shares) will remain unissued until further agreement between all the parties hereto.
In lieu of a cash payment to the Company each of the Shareholders agrees to set off an equivalent amount of the Shareholders Loans it has granted to the Company which will be fully discharged against the delivery of a share certificate of 25,926,669 shares of one (1) US $ each issued at par to such shareholder.

3.	Clause 1.1 (Definitions) is amended as follows:

a.
Add “ASO Maritime means ASO 2020 Maritime Ltd., a company organized and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960”.

b.
Amend Existing DVB Loan by adding at the end of the definition “as same may be amended or refinanced from time to time, including the loan agreement entered into between Bulk Nordic Odin Ltd., Bulk Nordic Olympic Ltd., Bulk Nordic Odyssey Ltd., Bulk Nordic Orion Ltd., and Bulk Nordic Oshima Ltd., as joint and several borrowers, and DVB Bank SE as agent and security trustee, dated January 28, 2015, as amended and restated on September 25, 2015 in the principal amount of $91,500,000”.

4.	All references in Clauses 3.26 and 3.31 of the Shareholders Agreement to “ASO Holdings”, “Cartesian”, and “Cooper”, either separately or collectively, are deleted and replaced with “ASO Maritime”.

5.	Clause 3.25 of the Shareholders Agreement is amended in its entirety to read as follows:

“3.25
Pursuant to the terms and conditions of the Shipbuilding Contracts, the relevant Subsidiaries of the Company will be required to pay Sumitomo Corporation cash deposits equal to 40% of the purchase price of the relevant Vessel at certain dates prior to the delivery of such Vessel. In order to fund the payment of deposits due to Sumitomo Corporation by the Subsidiaries pursuant to the Shipbuilding Contracts, each Party hereby agrees to subscribe for additional ordinary shares in the Company with a par value equal to (i) the product of (x) its pro rata shareholding percentage as at the due date of a deposit multiplied by (y) the amount of such deposit, no later than one (1) week prior to the due date of each relevant deposit. The Company shall on - lend the proceeds of such share subscriptions to the relevant Subsidiary. The first instalment under the Shipbuilding Contracts has been funded with additional Shareholder Loans in accordance with the Subscription Agreement.”

6.	Clause 3.26 of the Shareholders Agreement is amended in its entirety to read as follows:

“3.26
Pursuant to the terms and conditions of the Shipbuilding Contracts, the relevant Subsidiaries of the Company will be required to pay Sumitomo Corporation 60% of the purchase price of the relevant Vessel upon delivery of the Vessel. In order to fund this final payment instalment, the Company and its Subsidiaries intend to borrow the required funds from third party financial institution/s pursuant to loan agreement/s containing terms and conditions acceptable to the Parties. Glencore and Glencore plc on one hand, Bulk Partners (Bermuda) Ltd. on the other and ASO Maritime on the third hereby agree to guarantee the amounts due and owing to such third party financial institution/s on a several basis reflecting the pro rata shareholding percentages in the Company inter se of STST, BFB and ASO 2020, respectively. For the avoidance of doubt, the obligation to guarantee includes, but is not limited to, the Existing DVB Loan and any other Financing Agreement as defined in Clause 3.31(b) herein. To the extent that the required funds for the final payment instalment cannot be borrowed from third party financial institution/s on terms and conditions acceptable to the Parties, each of the Parties hereby agrees that it shall fund its pro rata share of the final instalment via a subscription for additional ordinary shares with a par value equal to its pro rata share of the final instalment until such time as third party borrowing is available on terms acceptable to all Parties.” .

a.	Clause 3.27 of the Shareholders Agreement is amended in its entirety to read as follows:

“3.27
Any further funding requirements of the Company and its Subsidiaries shall be shared by the Parties on a pro rata basis in accordance with each of the Parties' then outstanding percentage ownership of ordinary shares as at the date of such funding, provided that all Parties agree in accordance with Clause 5.1.(t) herein. The Parties shall agree from time to time the amount and timing of any funding requirements of the Company, and such funding shall take the form of a subscription for additional ordinary shares to be issued by the Company, unless otherwise agreed in writing by all of the Parties.

b.	Clause 3.28(b) of the Shareholders Agreement is amended in its entirety to read as follows:

“3.28(b)	additional funds are needed for the sole purpose of paying the operating expenses of the Vessels (including drydock expenses) as previously approved by the Parties in accordance with the Annual Budget each Shareholder shall be required to, and shall, provide additional funds in the form of a subscription for additional ordinary shares in the Company to cure that default or shortfall, with the par value of such shares being equal to the product of (i) such amount required to cure such default or shortfall, and (ii) such Shareholder’s then outstanding shareholding percentage at the time such additional funds are required to be paid.”

c.	Clause 3.29 of the Shareholders Agreement is deleted in its entirety.

d.	Clause 3.30 of the Shareholders Agreement is amended in its entirety to read as follows:

“3.30
To the extent a Party does not fund within the time set forth in the relevant notice the full amount of its pro rata share of any agreed funding amount as set forth in clauses 3.25, 3.26, 3.27 and 3.28, then each Party agrees that any such failure to fund shall constitute a substantial breach of such Party's obligations under this Agreement for purposes of clause 12.7 hereof.”

e.
In addition to the amendment set forth in Paragraph 3 hereof, Clause 3.31 of the Shareholders Agreement is amended as follows: delete the paragraph beginning “For the avoidance of doubt” and all text through the remainder of Clause 3.31 ending in “…Appendix 4 hereto”, and replace with:

“For the avoidance of doubt, the obligation to indemnify applies to any Guarantee Payments in respect of any Financing Agreement, regardless of whether the Indemnifying Party is a party to any such Financing Agreement or not”.

f.	All other terms and conditions of the Shareholders Agreement shall remain un-amended and in full force and effect.

g.	This Agreement may be signed in counterparts, and all such counterparts taken together shall constitute one integrated agreement.
IN WITNESS WHEREOF this Amendment No. 2 to the Shareholders Agreement has been executed and delivered by a duly authorized representative of each of the Shareholders on the day and year first above written.
SHAREHOLDERS OF THE COMPANY:
ST SHIPPING AND TRANSPORT PTE. LTD.

/s/ Richard Dumpleton      /s/ Anders Mogensen
Name: Richard Dumpleton     Name: Anders Mogensen
Title: Director             Title: Director

BULK FLEET BERMUDA HOLDING COMPANY LIMITED

/s/ Deborah L. Davis
Name: Deborah L. Davis
Title: Director

ASO 2020 MARITIME NORDIC BULK HOLDING LTD., as assignee and successor in interest to ASO 2020 MARITIME S.A.
/s/ John Ionnidis            /s/ Michael Gialouris
Name: John Ionnidis        Name: Michael Gialouris
Title: Director            Title: Director

ACKNOWLEDGED AND AGREED:
BULK PARTNERS (BERMUDA) LIMITED

/s/ Arthur E. M. Jones
Name: Arthur E. M. Jones
Title: Director

NORDIC BULK CARRIERS A/S

Mads Boye Petersen
Name: Mads Boye Petersen
Title: Managing Director

ASO HOLDINGS S.A.

/s/ John Ionnidis            /s/ Michael Gialouris
Name: John Ionnidis        Name: Michael Gialouris
Title: Director            Title: Director

COOPER INVESTMENT FUND LLC

/s/ Adam Murphy
Name: Adam Murphy
Title:

MARITIME ACQUISITION INVESTMENT LLC

/s/ Adam Murphy
Name: Adam Murphy
Title:

PANGAEA TWO LP

/s/ Peter Yu
Name: Peter Yu
Title: President of Pangaea Two Admin GP, LLC, the General Partner of Pangaea Two GP, LP, the General Partner of the signatory

PANGAEA TWO ACQUISITION HOLDINGS II, LIMITED

/s/ Paul Hong
Name: Paul Hong
Title: Vice President

GLENCORE INTERNATIONAL AG

/s/ Kenneth Klassen        /s/ Tor Peterson
Name: Kenneth Klassen        Name: Tor Peterson
Title: Officer            Title: Officer

GLENCORE PLC
/s/ John Burton
Name: John Burton
Title: Company Secretary